UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2005

NMT Medical, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21001	95-4090463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Wormwood Street Boston, Massachusetts	02210-1625
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 737-0930

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2005, the Board of Directors of NMT Medical, Inc. (the “Company”) adopted a resolution amending the Company’s cash compensation arrangements for non-employee directors effective January 1, 2006 as follows:

•	$15,000 ($18,000 for the Company’s Lead Director) retainer per year for their services as directors;

•	$2,000 ($2,500 for the Company’s Lead Director) for each meeting of the Board of Directors that they attend in person;

•	$1,000 ($1,250 for the Company’s Lead Director) for each telephonic meeting of the Board of Directors that they participate in;

•	$1,000 ($1,500 for each committee chairperson) for each board committee meeting that they attend in person;

•	$500 ($750 for each committee chairperson) for each telephonic board committee meeting that they participate in; and

•	expense reimbursement for attending Board of Directors and board committee meetings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMT MEDICAL, INC.

Date: January 6, 2006	By:	/S/ RICHARD E. DAVIS
Richard E. Davis Vice President and Chief Financial Officer